SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) September 22, 1997



                          Medic Computer Systems, Inc.
             (Exact name of registrant as specified in its charter)



                                 North Carolina
                 (State or other jurisdiction of incorporation)


          0-20183                                    56-1306083
   (Commission File Number)                   (IRS Employer ID Number)


8601 Six Forks Road, Raleigh, North Carolina            27615
--------------------------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code (919) 847-8102


                                       N/A
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On September 22, 1997, the Registrant issued a press release stating (in part) as follows:


         Raleigh, N.C., September 22 -- Medic Computer Systems, Inc. (Nasdaq:
MCSY) , announced today that, at the extraordinary general meeting of shareholders of Misys plc, held today to approve the acquisition of Medic by Misys, a resolution approving the acquisition was duly passed. Under the terms of the definitive merger agreement, Medic shareholders would receive $35 per share for each share of Medic Common Stock.

         The transaction remains subject to a number of other conditions, including: (a) the approval of the shareholders of Medic; (b) the expiration or termination of the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (c) the securing or completion of all consents and regulatory filings or approvals necessary for consummation of the merger; (d) the absence of any temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger; (e) the accuracy of all representations and warranties of the parties at closing; (f) the performance by the parties of their obligations under the merger agreement at or prior to closing; (g) the absence of any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the merger, by any governmental entity which, in connection with the grant of a requisite regulatory approval, imposes a burdensome condition on any of the parties; and (h) the securing of financing by Misys sufficient to fund the acquisition. In addition, the merger agreement may be terminated by Misys in the event Medic's disclosures to be made at closing disclose matters or conditions that are materially and adversely different from the condition of Medic as reflected in the disclosures made by Medic to Misys upon execution of the merger agreement.

         Although the parties expect to close the proposed acquisition by mid-November 1997, there can be no assurance that the merger will occur by such time, or at all.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MEDIC COMPUTER SYSTEMS, INC.



Date: September 22, 1997                /s/ Luanne L. Roth
                                        Luanne L. Roth,
                                        Vice President, Chief Financial Officer,
                                        Secretary and Treasurer
                                        (Principal Financial and Accounting
                                        Officer)